UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/12/2010

Jackson Hewitt Tax Service Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32215

Delaware	20-0779692
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3 Sylvan Way
Parsippany, New Jersey 07054
(Address of principal executive offices, including zip code)

973-630-1040
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 12, 2010 Jackson Hewitt Tax Service Inc. (the "Company") determined that Harry W. Buckley, President & Chief Executive Officer, Daniel P. O'Brien, Executive Vice President, Chief Financial Officer & Treasurer and Steven L. Barnett, Executive Vice President, General Counsel & Corporate Secretary each qualifies and shall continue to serve as a named executive officer under applicable Securities and Exchange Commission rules. In connection with the commencement of the Company's 2011 fiscal year, the Company completed an organizational restructuring. As part of the organizational restructuring, Tthe Company also determined that Danamichele Brennen, Senior Vice President & Chief Technology Officer and Gary M. Small, Senior Vice President, Operations shall not be listed as named executive officers.

On May 12, 2010, the Board of Directors of the Company adopted a special incentive plan for selected employees of the Company, including Messrs. Buckley, O'Brien and Barnett. The Board of Directors adopted the special incentive plan for the purpose of retaining select employees during the Company's critical period of business planning and execution in preparation of the 2011 tax season. Under the terms of the plan each of Messrs. Buckley, O'Brien & Barnett shall be eligible to receive awards under the plan provided the employee remains employed with the Company through certain dates in 2010. The award shall equal 80% of the value of executive's target bonus for fiscal 2011, with 65% of such award payable in cash and 15% of such award being granted in equity of the Company with vesting to be determined on the date of grant. Such equity grant shall occur in the Company's first fiscal quarter of 2011. One-third of the cash award shall be earned on August 31, 2010 and two-thirds of the cash award shall be earned on December 15, 2010. The special incentive plan is in addition to the annual incentive plan for the 2011 fiscal year which is expected to be finalized in the first fiscal quarter of 2011.

Under the terms of the special incentive plan Messrs. Buckley, O'Brien and Barnett are eligible to receive, based upon a calculation of such incentive as of May 12, 2010: (i) aggregate cash payments in the amount of $260,000, $209,690 and $174,123, respectively, and (ii) aggregate equity awards with a grant date value of $60,000, $48,390 and $40,182, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jackson Hewitt Tax Service Inc.

Date: May 18, 2010	By:	/s/ Daniel P. O'Brien
Daniel P. O'Brien
Executive Vice President and Chief Financial Officer